Exhibit 99.1

Name and Address of Reporting Person:	Thomas A. Allen
c/o Advent International Corp.
75 State St
Boston, MA 02209

Issuer Name and Ticker or Trading Symbol:	INC Research Holdings, Inc. [INCR]

Date of Event Requiring Statement:	August 1, 2017
(Month/Day/Year)

Footnotes to Form 3

(1) The Reporting Person is a Managing Director at Advent International plc, and advisor to Advent International Corporation (“Advent”) and in addition may have limited partner or other interests in one or more of the entities described in footnotes (1) and (2) of this Exhibit 99.1. Advent manages funds that collectively own 22,413,317 shares, which are represented as follows: 383,000 shares held directly by Advent International GPE VIII-C Limited Partnership (“GPE VIII-C”) and 22,030,317 shares held directly by Double Eagle Investor Holdings, L.P. (“Double Eagle Investor Holdings”). Of the shares held by Double Eagle Investor Holdings: 4,572 shares are indirectly owned by Advent Partners GPE VII Limited Partnership, 11,701 shares are indirectly owned by Advent Partners GPE VII 2014 Limited Partnership, 10,803 shares are indirectly owned by Advent Partners GPE VII-A Limited Partnership, 32,074 shares are indirectly owned by Advent Partners GPE VII-A 2014 Limited Partnership, 77,907 shares are indirectly owned by Advent Partners GPE VII Cayman Limited Partnership, 26,336 shares are indirectly owned by Advent Partners GPE VII 2014 Cayman Limited Partnership, 20,597 shares are indirectly owned by Advent Partners GPE VII-A Cayman Limited Partnership, 106,799 shares are indirectly owned by Advent Partners GPE VII-B Cayman Limited Partnership, 18,582 shares are indirectly owned by Advent Partners GPE VII-A 2014 Cayman Limited Partnership (collectively, the “Advent Partners GPE VII Funds”); 975,383 shares are indirectly owned by Advent International GPE VII-A Limited Partnership, 2,164,051 shares are indirectly owned by Advent International GPE VII-E Limited Partnership, 169,153 shares are indirectly owned by Advent International GPE VII-H Limited Partnership (collectively, the “GPE VII GP Funds”); 1,053,807 shares are indirectly owned by Advent International GPE VII Limited Partnership, 3,004,325 shares are indirectly owned by Advent International GPE VII-B Limited Partnership, 954,741 shares are indirectly owned by Advent International GPE VII-C Limited Partnership, 630,933 shares are indirectly owned by Advent International GPE VII-D Limited Partnership, 278,597 shares are indirectly owned by Advent International GPE VII-F Limited Partnership, 278,597 shares are indirectly owned by Advent International GPE VII-G Limited Partnership (collectively, the “GPE VII GP DE Funds”); 709,965 shares are indirectly owned by Advent International GPE VIII Limited Partnership, 2,351,694 shares are indirectly owned by Advent International GPE VIII-B Limited Partnership, 834,494 shares are indirectly owned by Advent International GPE VIII-B-1 Limited Partnership, 622,194 shares are indirectly owned by Advent International GPE VIII-B-2 Limited Partnership, 971,573 shares are indirectly owned by Advent International GPE VIII-B-3 Limited Partnership, 327,548 shares are indirectly owned by Advent International GPE VIII-D Limited Partnership, 97,072 shares are indirectly owned by Advent International GPE VIII-F Limited Partnership, 859,977 shares are indirectly owned by Advent International GPE VIII-H Limited Partnership, 799,685 shares are indirectly owned by Advent International GPE VIII-I Limited Partnership, 785,857 shares are indirectly owned by Advent International GPE VIII-J Limited Partnership (collectively, the “GPE VIII GP DE Funds”); 1,665,310 shares are indirectly owned by Advent International GPE VIII-A Limited Partnership, 364,799 shares are indirectly owned by Advent International GPE VIII-E Limited Partnership, 618,719 shares are indirectly owned by Advent International GPE VIII-G Limited Partnership, 340,503 shares are indirectly owned by Advent International GPE VIII-K Limited Partnership, 335,100 shares are indirectly owned by Advent International GPE VIII-L Limited Partnership (collectively, the “GPE VIII GP Funds”); 163,617 shares are indirectly owned by Advent Partners GPE VIII Cayman Limited Partnership, 21,785 shares are indirectly owned by Advent Partners GPE VIII-A Cayman Limited Partnership, 279,920 shares are indirectly owned by Advent Partners GPE VIII-B Cayman Limited Partnership, 27,457 shares are indirectly owned by Advent Partners GPE VIII Limited Partnership, and 34,090 shares are indirectly owned by Advent Partners GPE VIII-A Limited Partnership (collectively, the “Advent Partners GPE VIII Funds”).

(2) Advent is the Sole Member of Double Eagle GP, LLC, which in turn is the General Partner of Double Eagle Investor Holdings. Advent is the Manager of Advent International GPE VII, LLC (“GPE VII LLC”) and Advent International GPE VIII, LLC (“GPE VIII LLC”).

GPE VII LLC is the General Partner of GPE VII GP (Delaware) Limited Partnership (“GPE VII GP DE”), GPE VII GP Limited Partnership (“GPE VII GP”), and the Advent Partners GPE VII Funds. GPE VII GP is the General Partner of the GPE VII GP Funds. GPE VII GP DE is the General Partner of the GPE VII GP DE Funds.

GPE VIII LLC is the General Partner of GPE VIII GP Limited Partnership (“GPE VIII GP”), GPE VIII GP (Delaware) Limited Partnership (“GPE VIII GP DE”), and AP GPE VIII GP Limited Partnership (“AP GPE VIII GP”). GPE VIII GP DE is the General Partner of the GPE VIII GP DE Funds and of GPE VIII-C. GPE VIII GP is the General Partner of the GPE VIII GP Funds. AP GPE VIII GP is the General Partner of the Advent Partners GPE VIII Funds.

(3) The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of his respective pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of Section 16 or any other purpose.